Exhibit 23.1

March 30, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Galaxy Gaming, Inc.

Las Vegas, Nevada

To Whom It May Concern:

KLJ & Associates, LLP hereby consents to the use in the Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934, filed by Galaxy Gaming, Inc. of our report dated March 30, 2015, relating to the financial statements of Galaxy Gaming, Inc., a Nevada Corporation, as of and for the year ending December 31, 2014.

Sincerely,

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

St. Louis Park, Minnesota

1660 Highway 100 South

Suite 500

St Louis Park, MN 55416

630.277.2330